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                                                                    Exhibit 1.02

                                     FORM OF
                               AMENDMENT NO. 1 TO
                         MORGAN STANLEY SPECTRUM SERIES
                     AMENDED AND RESTATED SELLING AGREEMENT

                  The Amended and Restated Selling Agreement, dated as of March 7, 2000 (the "Selling Agreement"), among Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L. P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P. (collectively the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used herein and not defined herein have the meaning given to such terms in the Selling Agreement.

                  1. In addition to the additional 1,000,000 Units of Spectrum Select, 1,000,000 Units of Spectrum Technical and 1,000,000 Units of Spectrum Currency registered pursuant to the Registration Statements on Form S-1 (Sec File Nos.: 333-84656, 333-84652, and 333-84654), the Partnerships
plan to offer, sell and issue to the public an additional 7,000,000 Units of Spectrum Select, 10,000,000 Units of Spectrum Technical, 6,500,000 Units of Spectrum Strategic, 5,500,000 Units of Spectrum Global Balanced, and 14,000,000 of Spectrum Currency pursuant to the Registration Statements on
Form S-1 (Sec File Nos.: 333-     , 333-     , 333-     , 333-     , and
333-     ). Morgan Stanley DW agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in

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the Selling Agreement. In such connection, all references in the Selling
Agreement to the "Registration Statement," "Prospectus," or "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registrations of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

                  2. Effective December 31, 2002, the General Partner terminated the offering of Units of Spectrum Commodity. In such connection, all references in the Selling Agreement to "Partnerships" or "Partnership" from the date hereof shall be deemed to mean Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced, and Spectrum Currency, as the case may be.

                  3. The continuing compensation of up to 35% referenced in clause (h) of Section 5 of the Selling Agreement is hereby changed to 42%.



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                  IN WITNESS WHEREOF, this Amendment No. 1 to the Selling
Agreement has been executed on the        day of March, 2003.


Accepted and Agreed:                     MORGAN STANLEY SPECTRUM SELECT L..P.

MORGAN STANLEY DW INC.                   By:  Demeter Management Corporation,
                                              General Partner

By:                                      By:
    Jeffrey A. Rothman                        Jeffrey A. Rothman
    Executive Director                        President

                                         MORGAN STANLEY SPECTRUM TECHNICAL L.P.

                                         By:  Demeter Management Corporation,
                                              General Partner

                                         By:
                                              Jeffrey A. Rothman
                                              President

                                         MORGAN STANLEY SPECTRUM STRATEGIC L.P.

                                         By:  Demeter Management Corporation,
                                              General Partner

                                         By:
                                              Jeffrey A. Rothman
                                              President

                                         MORGAN STANLEY SPECTRUM GLOBAL
                                           BALANCED L.P.

                                         By:  Demeter Management Corporation,
                                              General Partner

                                         By:
                                              Jeffrey A. Rothman
                                              President

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                                         MORGAN STANLEY SPECTRUM CURRENCY L.P.

                                         By:  Demeter Management Corporation,
                                              General Partner

                                         By:
                                              Jeffrey A. Rothman
                                              President

                                         MORGAN STANLEY SPECTRUM COMMODITY L.P.

                                         By:  Demeter Management Corporation,
                                              General Partner

                                         By:
                                              Jeffrey A. Rothman
                                              President

                                         DEMETER MANAGEMENT CORPORATION

                                         By:
                                              Jeffrey A. Rothman
                                              President